EXHIBIT 99.1
Investor Relations:        Trade/Business Press:    Fujitsu Telecom Europe, Ltd.
Bruce R. Albelda           Brad Wills               Kaz Saeki
Westell, Inc.              Wills & Associates,      Marketing Director
630.375.4125               Inc.                     44.1.21.717.6000
balbelda@westell.com       301.530.3711             ftel@ftel.co.uk
                           bwills@wills-pr.com



                FUJITSU TELECOMMUNICATIONS EUROPE LIMITED (FTEL)
                     AND WESTELL EXPAND STRATEGIC ALLIANCE

     Long Term Initiative Includes Funding Sponsorship for DSL Product Development, License of DSL Technology, Manufacturing for ADSL and HDSL Products, and Transfer Of Certain Assets of Westell's U.K. Operations to FTEL

AURORA, ILLINOIS AND BIRMINGHAM, ENGLAND... (JUNE 14, 1999) ...Westell Technologies, Inc. (NASDAQ: WSTL) and Fujitsu Telecommunications Europe Limited
(FTEL) announced today that they have entered into a broad strategic agreement on ADSL and HDSL product development, manufacturing and global marketing. As part of this agreement, FTEL will assist Westell in the funding of certain future developments of ADSL and the parties will continue working together to enhance and to develop new products for both ADSL and HDSL applications. FTEL will receive a long-term license of Westell's intellectual property for ADSL and HDSL deployment in FTEL products.

         Additionally, in a measure to streamline operations, Westell transferred certain assets of its U.K. operations to FTEL. Employees of Westell Europe Limited (WEL), headquartered in Cambridge, England, became employees of FTEL, FTEL assumed WEL's lease, purchased certain fixed assets and inventories of WEL, and earned manufacturing rights.

         "Westell and FTEL have been working closely for a number of years, including our partnership in a major European DSL deployment" stated Marc Zionts, CEO of Westell, Inc. "This agreement marks another step in our strategy to further promote our participation in the DSL marketplace while decreasing our operating expenses. The long term licensing agreement of our Intellectual Property will enhance the capabilities of FTEL to leverage its significant


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presence in the marketplace."

         "Our growing position in the access market will be further enhanced by the addition of Westell's European team. This will provide greater emphasis on our broadband solutions and will enable us to provide much greater value for our customers. This agreement will facilitate greater integration of technology into the next generation of product. We look forward to it providing innovative xDSL based end-to-end solutions for our customers" said Shigeyuki Unagami, Managing Director, FTEL.

         Westell Technologies, Inc, headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. manufactures and licenses DSL systems and value added CPE, and manufactures telecommunications access products. Conference Plus, Inc. is a multi-point telecommunications service bureau specializing in audio teleconferencing, multi-point video conferencing, broadcast fax, and IP multimedia conferencing services. Additional information can be obtained by visiting Westell's Web site at www.westell.com.

         FTEL is a wholly owned subsidiary of Fujitsu Limited and FTEL employs more than 1,100 people at various sites in the UK and Europe. FTEL plays an important role of Fujitsu's telecommunications activities in Europe and its main product portfolio includes manufacture of ISDN, DWS, Kilostream, Optical systems and SDH radio products in addition to design and development of network management platforms and other advanced telecommunications systems and provision of associated support services. Additional information can be obtained by visiting FTEL's Web site at www.ftel.co.uk.

              "Safe Harbor" statement under the Private Securities
                         Litigation Reform Act of 1995:
               ----------------------------------------------------

Certain statements contained herein including, without limitation, "decreasing operating expenses", "enhance the capabilities of FTEL to leverage its significant presence in the marketplace", are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks (including the future commercial acceptance of the Company's ADSL systems by telephone companies and other customers), the impact of competitive products and technologies (such as cable modems and fiber optic cable), competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies, such as ADSL systems), the effect of the Company's accounting policies, the effect of economic conditions and trade, legal, social, and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 under the section "Risk Factors". The Company undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.